Exhibit 10.4
DATED DECEMBER 31, 2009
WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

DEED POLL OF ASSUMPTION
relating to
Equity Compensation-Related Plans of Willis Group Holdings Limited

DEED POLL OF ASSUMPTION
OF
WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
This Deed Poll relating to the equity compensation-related plans of Willis Group Holdings Limited and its affiliates, as listed in Annex A (together, the “Equity Plans”), is made on December 31, 2009 by WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY, a company established in Ireland with registered number 475616 having its registered office at Grand Mill Quay, Barrow Street, Dublin 4 (“Willis-Ireland”).
WHEREAS, on December 18, 2009, Willis Group Holdings Limited, a company incorporated in Bermuda (“Willis-Bermuda”), received approval from the Supreme Court of Bermuda for a scheme of arrangement under Bermuda law (the “Scheme of Arrangement”) that effected a transaction that resulted in the common shareholders of Willis-Bermuda becoming ordinary shareholders of Willis-Ireland and Willis-Bermuda becoming a wholly-owned subsidiary of Willis-Ireland (the “Transaction”), such Transaction becoming effective at 6:59 Eastern Time on December 31, 2009, after the filing of the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies (the “Effective Time”);
WHEREAS, in connection with and contingent upon the consummation of the Transaction, Willis-Ireland proposes to assume the Equity Plans and any outstanding awards issued thereunder (the “Assumption”);
WHEREAS, in connection with and contingent upon the consummation of the Transaction and the Assumption, Willis-Bermuda amended the Equity Plans as necessary or appropriate to give effect to the Transaction and the Assumption, such amendments principally providing (1) for the appropriate substitution of Willis-Ireland for Willis-Bermuda in such plans; and (2) that ordinary shares of Willis-Ireland (“Ordinary Shares”) will be issued, held available or used, as appropriate, to measure benefits under such plans in lieu of common shares of Willis-Bermuda (“Common Shares”), including upon the exercise of any stock options or upon the vesting of restricted stock units or performance share units issued under such plans; and
WHEREAS, as a result of the Transaction becoming effective, Willis-Ireland desires to assume (1) sponsorship of the Equity Plans; and (2) the rights and obligations of Willis-Bermuda under the Equity Plans and all outstanding awards issued thereunder.
NOW THIS DEED POLL WITNESSES AS FOLLOWS:
Willis-Ireland hereby declares, undertakes and agrees for the benefit of each participant in the Equity Plans that, with effect from the Effective Time, it:
1.	accepts assignment of and assumes the Equity Plans from Willis-Bermuda;

2.	shall undertake and discharge all of the rights and obligations relating to sponsorship of the Equity Plans which have been undertaken and were to be discharged by Willis-Bermuda prior to the Effective Time;

3.	shall exercise all of the powers of the plan sponsor relating to the Equity Plans which were exercised by Willis-Bermuda prior to the Effective Time;

4.	shall be bound by the terms of the Equity Plans so that Willis-Ireland will be bound by the requirements, without limitation, that:
4.1	any outstanding Grant, Award or RSU Award subject to a Grant Agreement or Agreement (as such terms are defined in the Equity Plans listed in items 1 through 5 of Annex A), for this purpose and for purposes of Section 5 below, any outstanding Option (as such term is defined in the Equity Plan listed in item 6 of Annex A) and any other right to Shares (as defined in the Equity Plans listed in items 7 through 10 of Annex A) (collectively, the “Assumed Awards”) shall be subject to the same terms and conditions of the respective Equity Plan, Grant Agreement, or Agreement (each, a “Benefit Document”, and collectively, the “Benefit Documents”) as in effect immediately prior to the effective date of this Deed Poll, including the vesting schedule set forth in the applicable Assumed Award, save for such changes as are necessary to effectuate and reflect the assumption by Willis-Ireland of the respective Equity Plan and Assumed Award and the rights and obligations of Willis-Bermuda thereunder;

4.2	to the extent any Benefit Document provides for the issuance, acquisition, holding or purchase of, or otherwise relates to or references, Common Shares, then, pursuant to the terms hereof and thereof, such Benefit Document is hereby amended to provide for the issuance, acquisition, purchase or holding of, or otherwise relate to or reference, Ordinary Shares (or benefits or other amounts determined in accordance with the Benefit Documents);

4.3	all references in the Equity Plans to Willis-Bermuda or its predecessors are hereby amended to be references to Willis-Ireland;

4.4	all outstanding Assumed Awards or any other benefits available which are based on Common Shares and which have been granted under the Equity Plans (including, as applicable, any Common Shares exchanged in connection with the Transaction) shall remain outstanding pursuant to the terms hereof and thereof;

4.5	each Assumed Award shall, pursuant to the terms hereof and thereof, be exercisable, issuable, held, available or vest upon the same terms and conditions as under the applicable Benefit Document, except that upon the exercise, issuance, holding, availability or vesting of such Assumed Awards, as applicable, Ordinary Shares are hereby issuable or available, or benefits or other amounts determined, in lieu of Common Shares;

4.6	with respect to The Willis Group Holdings Irish Sharesave Plan, which is a sub-plan to the Willis Group Holdings 2001 Share Purchase and Option Plan, in addition to the provisions of Section 3.1 above, Willis-Ireland agrees that any Assumed Awards issued under such sub-plan shall be subject to any approval that may be obtained by Willis-Bermuda or Willis-Ireland from the Irish Revenue Commissioners;

4.7	with respect to the Rules of the Willis Group Holding Sharesave Plan 2001 for the United Kingdom, which is a sub-plan to the Willis Group Holdings 2001 Share Purchase and Option Plan, in addition to the provisions of Section 3.1 above, Willis-Ireland agrees that any Assumed Awards issued under such sub-plan shall be subject to any approval that may be obtained by Willis-Bermuda or Willis-Ireland from Her Majesty’s Revenue and Customs; and

4.8	certain ordinary shares of Willis-Ireland, rather than Willis-Bermuda, shall be issued, held available or used, as appropriate, to give effect to purchases made under the

2001 North America Employee Stock Purchase Plan on and after the effective date of this Deed Poll;
5.	Willis-Ireland hereby assumes and adopts, for the time being, the form of Grant Agreement or Agreement adopted by Willis-Bermuda for the issuance of Awards on and after the Effective Time, with such amendments and modifications thereto as may be necessary or appropriate to effectuate and reflect the assumption by Willis-Ireland of the Equity Plans and the form of Grant Agreement or Agreement and the rights and obligations of Willis-Bermuda thereunder.

6.	Each Assumed Award that is a stock option (i) is hereby assumed by Willis-Ireland, or (ii) the obligations thereunder are hereby assumed by Willis-Ireland, as applicable, in such manner that Willis-Ireland would be a corporation “assuming a stock option in a transaction to which section 424(a) applies” within the meaning of Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”), were Section 424 of the Code applicable to such Assumed Award, with regard to the requirements of Treasury Regulation Section 1.424-1(a)(5)(iii) for options that are intended to qualify under Section 422 of the Code, and with regard to the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D) for other options.

IN WITNESS WHEREOF this Deed Poll has been executed by Willis-Ireland on the date first above written.

PRESENT when the common seal of	)
WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY	)
was affixed hereto:	)

/s/ Adam G. Ciongoli
Director

/s/ Patrick C. Regan
Director/Secretary
The terms of this Deed Poll of Assumption are hereby acknowledged and accepted by Willis-Bermuda.

Signed for and on behalf of	)
WILLIS GROUP HOLDINGS LIMITED	)

/s/ Adam G. Ciongoli
Authorised Officer

ANNEX A
Assumed Equity Plans
1.	1998 Share Purchase and Option Plan for Key Employees of Willis Group Holdings Limited, including the following sub-plan:

2.	The Award Plan for Key Employees of Willis Group Holdings Limited.

3.	Willis Group Holdings 2001 Share Purchase and Option Plan, including the following sub-plans:
A.	The Willis Group Holdings 2001 Bonus and Stock Plan

B.	The Willis Group Holdings 2004 Bonus and Stock Plan

C.	Rules of the Willis Group Holdings Sharesave Plan 2001 for the United Kingdom

D.	Willis Group Holding Irish Sharesave Plan

E.	Willis Group Holding International Sharesave Plan
4.	Willis Group Holdings 2008 Share Purchase and Option Plan

5.	Hilb, Rogal and Hamilton Company 2000 Share Incentive Plan

6.	Hilb, Rogal and Hamilton Company 2007 Share Incentive Plan

7.	Willis Group Holdings 2001 North America Employee Stock Purchase Plan

8.	Hilb, Rogal and Hamilton Company Executive Voluntary Deferral Plan

9.	Willis Group Senior Management Incentive Plan

10.	Willis Group Holdings Limited Non-Employee Directors’ Deferred Compensation Plan